CERTIFICATION

Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18,United States Code), each of the undersigned officers of Tax-Free Fund For Utah, do hereby certify to such officer's knowledge, that:

The report on Form N-CSR of Tax-Free Fund For Utah for the period ended June 30, 2010, (the "Form N-CSR") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Tax-Free Fund For Utah.

Dated: September 7, 2010	/s/ Diana P. Herrmann
President and Trustee Tax-Free Fund For Utah

Dated: September 7, 2010	/s/ Joseph P. DiMaggio
Chief Financial Officer and Treasurer Tax-Free Fund For Utah

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tax-Free Fund For Utah and will be retained by Tax-Free Fund For Utah and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.